                                                                   EXHIBIT 3.1



En la Ciudad de Mexico, Distrito Federal, siendo las 8:00 horas del dia 28 de febrero de 2001, se reunieron en el domicilio social de QUALIFAX, S.A. DE C.V., el senor Jose Ernesto Becerril Miro, en representacion de JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V. y el Senor Eugenio Lopez Barrios, por su propio Derecho, con el objeto de celebrar una ASAMBLEA GENERAL EXTRAORDINARIA DE ACCIONISTAS de QUALIFAX, S.A. DE C.V. a la que fueron previa y oportunamente convocados. Estuvieron presentes ademas del senor Eugenio Lopez Barrios, quien es el Presidente del Consejo de Administracion, la senora Elia Zulema Velazquez Valencia, Secretario del Consejo de Administracion, el senor Lazaro Forzan Rovirosa, Tesorero del Consejo de Administracion, la senorita Maria Dolores Sanchez Cano Gascon en su calidad de miembro suplente del Consejo de Administracion. Asistio tambien a la Asamblea el senor C.P. Ernesto Valenzuela Espinoza como Comisario de la Sociedad.

     Por designacion unanime de los presentes fungio como Presidente de la Asamblea el senor Eugenio Lopez Barrios. Actuo como Secretario de la misma, la senora Elia Zulema Velazquez Valencia.

     El Presidente designo como escrutador a la senorita Maria Dolores Sanchez Cano Gascon, quien despues de aceptar su cargo y de revisar la carta poder del representante del accionista Jafra Cosmetics International, S.A. de C.V. y el Libro de Registro de Acciones que la sociedad lleva en terminos de lo dispuesto por el articulo 128 de la Ley General de Sociedades Mercantiles, certifico que se encontraba debidamente representada en la Asamblea la totalidad de las acciones de la sociedad actualmente en circulacion, distribuidas de la siguiente forma:


ACCIONISTA                                  ACCIONES SERIE           VOTOS
----------                                  --------------           -----
                                                  "A"       "B"
                                                  ---       ---
JAFRA COSMETICS                                   9,999               9,999
INTERNATIONAL, S.A. de C.V.,
R.F.C. JCI980227 DD6
 representada por el senor Jose
Ernesto Becerril Miro.

Eugenio Lopez Barrios                                 1                   1
R.F.C. LOBE 410608T92
                                TOTAL            10,000              10,000


     Se anexa al expediente del acta de esta Asamblea General Extraordinaria de Accionistas, bajo la Letra A, la carta poder con la que el representante de Jafra Cosmetics International, S.A. de C.V., acredito su representacion.

     En virtud de encontrarse representada en la Asamblea la totalidad de las acciones emitidas por la sociedad actualmente en circulacion, el Presidente declaro la misma legalmente instalada, no obstante no haberse publicado la convocatoria respectiva, con fundamento en los articulos 188 de la Ley General de Sociedades Mercantiles y Vigesimo Segundo de los estatutos sociales de la Sociedad.

     La Asamblea, por unanimidad de votos, aprobo la declaratoria anterior y procedio a desahogar los asuntos contenidos en el siguiente:

                                  ORDEN DEL DIA

I. Propuesta de cambio de denominacion y Reforma del Articulo Primero de los estatutos sociales.

II. Designacion de delegados para formalizar las resoluciones adoptadas por la Asamblea.


     PUNTO UNO.- En relacion con el primer punto del Orden del Dia, el senor Eugenio Lopez Barrios, en su calidad de Presidente del Consejo de Administracion de la Sociedad, expuso verbalmente a esta Asamblea General Extraordinaria de Accionistas la conveniencia de modificar su denominacion y en consecuencia reformar el Articulo Primero de sus estatutos sociales con efectos a partir del 1 degrees de marzo de 2001, a efecto de que esta Sociedad adopte la denominacion SERVIDAY, sujeto lo anterior al permiso que otorgue la Secretaria de Relaciones Exteriores.

Indico que la reforma propuesta estaba plasmada en el texto de los nuevos estatutos sociales, distribuido previamente entre los accionistas para su analisis.

     Los accionistas, por unanimidad de votos, despues de intercambiar opiniones sobre lo manifestado por el Presidente y haber analizado detenidamente, adoptaron las siguientes:

                                  RESOLUCIONES

     "1. Se aprueba el cambio de denominacion de la Sociedad Qualifax a SERVIDAY, con efectos a partir del 1 degrees de marzo de 2001, lo cual quedara sujeto al permiso que otorgue la Secretaria de Relaciones Exteriores."

     "2. Se aprueba la reforma del Articulo Primero de los estatutos sociales con efectos a partir del 1 degrees de marzo de 2001, siempre y cuando la Secretaria de Relaciones Exteriores emita permiso autorizando la denominacion propuesta para que en lo sucesivo quede redactado en los siguientes terminos:

                                   CAPITULO 1

ARTICULO PRIMERO.- La denominacion de la Sociedad es "SERVIDAY", denominacion que ira siempre seguida de las palabras "SOCIEDAD ANONIMA DE CAPITAL VARIABLE" o de sus abreviaturas "S.A. DE C.V.""


     PUNTO DOS.- En desahogo del segundo punto del Orden del Dia, el Presidente manifesto la necesidad de designar a la persona o personas que, en representacion de la sociedad, habran de comparecer conjunta o separadamente, indistintamente, ante el Notario Publico de su eleccion para i) protocolizar e inscribir el testimonio en el Registro Publico de la Propiedad y de Comercio totalmente el acta que de esta Asamblea se levante, y ii) adoptar cuanta medida
o accion requiera a efectos de que las resoluciones adoptadas por esta Asamblea cobren pleno vigor y surtan todos sus efectos incluyendo de manera enunciativa y no limitativa, la tramitacion del permiso correspondiente ante la Secretaria de Relaciones Exteriores en los terminos de la legislacion aplicable, proponiendo se designe para tal fin a los senores Eugenio Lopez Barrios, Elia Zulema Velazquez Valencia, Jose Ernesto Becerril Miro y Mariano Gama Pizarro.

     Los accionistas, por unanimidad de votos, despues de intercambiar opiniones sobre lo expuesto por el Presidente de la Asamblea, adoptaron la siguiente:

                                   RESOLUCION

"Se designan delegados de la Sociedad a los Senores Eugenio Lopez Barrios, Elia Zulema Velazquez Valencia, Jose Ernesto Becerril Miro y Mariano Gama Pizarro para que, conjunta o separadamente, indistintamente, cualquiera de ellos comparezca ante el Notario Publico de su eleccion a protocolizar totalmente el acta que de esta Asamblea se levante, asi como para que otorgue todos los documentos que fueren necesarios o convenientes para dar cumplimiento y formalizar las resoluciones adoptadas por esta Asamblea, para que realice cuantos actos se requieran para que tales resoluciones cobren plena vigencia y surtan todos sus efectos incluyendo de manera enunciativa y no limitativa, la tramitacion del permiso correspondiente ante la Secretaria de Relaciones Exteriores en los terminos de la legislacion aplicable y gestionen por si o por quien designen su inscripcion en el Registro Publico de la Propiedad y del Comercio en caso de considerarlo conveniente."

     A continuacion la senora Elia Zulema Velazquez valencia, en su caracter de Secretario de la Asamblea, hizo constar que durante el desarrollo de la misma y al momento de adoptarse todas y cada una de las resoluciones contenidas en esta acta, estuvieron debidamente representadas y participaron la totalidad de las acciones en que se divide el capital social de QUALIFAX, S.A. de C.V., actualmente en circulacion.

     A continuacion se suspendio la Asamblea por el tiempo necesario para la redaccion de esta acta, la cual fue posteriormente leida, aprobada y firmada por todos los presentes.

     Se levanto la Asamblea a las 8:45 horas del dia 28 de febrero de dos mil uno.




--------------------------------            -------------------------------
Senor Eugenio Lopez Barrios                 Senora Elia Zulema Velazquez
Por su propio Derecho                       Valencia
Presidente                                  Secretario

--------------------------------            -------------------------------
Senor Jose Ernesto Becerril Miro            Senor Lazaro Forzan Rovirosa
en representacion de Jafra Cosmetics        Tesorero
International, S.A. de C.V.




--------------------------------            -------------------------------
Senorita Maria Dolores Sanchez              Senor Ernesto Valenzuela Espinoza
Cano Gascon                                 Comisario
Escrutador


MGP/QXAEcambio denominacion

                       LAYWER ARMANDO GALVEZ PEREZ ARAGON
                                Notary Public 103
                                   Mexico City

       (seal)

                                                            AGPA/rar/JAMM/GARCH.

       - - - BOOK NUMBER THREE THOUSAND FIVE. - - - - - - - - - - - - - - - -
       - - - INSTRUMENT NUMBER EIGHTY-FIVE THOUSAND FIVE HUNDRED EIGHTEEN. - - -
       - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - IN MEXICO, FEDERAL DISTRICT, at the fifteen days of March of year two thousand one, Lawyer ARMANDO GALVEZ PEREZ ARAGON, Responsible of the Public Notary Number One hundred and three of the Federal District,
       I witness: - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - THE CHANGE OF DENOMINATION AND REFORM OF ARTICLE FIRST OF THE SOCIAL BYLAWS, that results from the official registry of the Act of the General Extraordinary Shareholders Meeting of "QUALIFAX", ANONYMOUS SOCIETY OF VARIABLE CAPITAL, that I effect at the request of Mr. JOSE ERNESTO BECERRIL MIRO, in his character of Special Delegate of the same, according to the following background and clauses. - - - - - - - - - - -
       - - - - - - - - - - - - - B A C K G R O U N D - - - - - - - - - - - - - -
       - - FIRST.- By deed number twenty-nine thousand six-hundred eight, dated two of January nineteen ninety-one, granted before lawyer Roberto Nunez y Bandera, head of the Public Notary number One of the Federal District, which first testimony was inscribed in the Public Registry of Property and Commerce of the Federal District, in the mercantile folio number one-hundred forty-five thousand four-hundred fifty-one, with the previous permit granted by the Ministry of Foreign Affairs, it was constituted "QUALIFAX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE (Anonymous Society of Variable Capital), with address in Mexico City, Federal District, duration of ninety-nine years, fixed minimum social capital of TEN MILLION PESOS, National Currency, (at present TEN THOUSAND PESOS, National Currency), and unlimited maximum, with clause of admission of foreigners, and having as purpose among others: - - - - - - - - - - - -

       - - - 1.- The rendering of all type of services, specially services of manufacture or production of cosmetics, beauty articles, for the care and personal hygiene, bath articles, ornaments and jewelry articles, to all type of natural or artificial persons, traders or not; - - - - - - - - -
       - - - 2.- The rendering of all type of technical services, administrative or of supervision to trade or industrial negotiations in Mexico or abroad and receive such services; - - - - - - - - - - - - - - - - - - -
       - - - 3.- To acquire, establish, dispose of, give or take in lease or sub-lease, in commodatum or in sub-commodatum, to administer, operate or own in any way permitted by the law factories, industrial plants, workshops, laboratories, warehouses or storehouses, offices, stores and other establishments and real estate as it is necessary for the achievement of its social purpose; - - - - - - - - - - - - - - - - - - -
       - - - 4.- To acquire, transfer, import, export, encumber, give or take in lease and negotiate in any way with all type of real estate; - - - - -
       - - - 5.- To request, purchase, sell, give or take in use, assign, register and acquire industrial trademarks and of services, commercial names, copyrights, patents, inventions and processes, as well as to dispose them. - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - From said deed I copy in its conducing part what is literally mentioned as following: - - - - - - - - - - - - - - - - - - - - - - - -
       - - - ". . . BYLAWS.- ARTICLE FIRST.- The denomination of the society if "QUALIFAX" and must always be followed by the words sociedad anonima de capital variable, or of its abbreviation "S.A. de C.V.". . . ". - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - IN THE INSTRUMENT MENTIONED BEFORE IT IS EVIDENCED THAT THE
       GENERAL MEETINGS ARE THE SUPREME ORGAN OF THE SOCIETY, - - - - - - - - -

       AND THEY CAN BE ORDINARY OR EXTRAORDINARY, BOTH BEING REGULATED BY THE SOCIAL BYLAWS OF THE SAME AND FOR THAT NOT FORESEEN IN SAID SOCIAL BYLAWS BY THE DISPOSITIONS OF THE GENERAL LAW OF MERCANTILE SOCIETIES IN FORCE.
       - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - SECOND.- Mr. ERNESTO BECERRIL MIRO declares, that the society that he represents has not suffered any modification in its social bylaws. - -
       - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - THIRD.- That the shareholders of "QUALIFAX, SOCIEDAD
       ANONIMA DE CAPITAL VARIABLE", effected a General Extraordinary Shareholders Meeting, on the twenty-eight of February year two-thousand one, from which an act was raised and which is present from page twelve back to page fourteen front inclusively, of Book Two of the Meetings Acts of said Society, that the one who presents before me exhibits to me. - -
       - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - The act mentioned before is transcribed as following: - - - - - - "In Mexico City, Federal District, being the 8:00 hours of day 28 of February 2001, they gathered in the social address of QUALIFAX, S.A. DE C.V., Mr. Jose Ernesto Becerril Miro, in representation of JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V., and Mr. Eugenio Lopez Barrios, by their own right, with the purpose of effecting a GENERAL EXTRAORDINARY SHAREHOLDERS MEETING of QUALIFAX, S.A. DE C.V., to which they were previously and timely convoked. They were present besides Mr. Eugenio Lopez Barrios, who is the President of the Board of Directors, Mrs. Elia Zulema Velazquez Valencia, Secretary of the Board of Directors, Mr. Lazaro Forzan Rovirosa, Treasurer of the Board of Directors, Miss Maria Dolores Sanchez Cano Gascon in her quality of substitute member of the Board of Directors. He also attended the Meeting - - - - - - - - - - - -

       Mr. Ernesto Valenzuela Espinoza as Commissary of the Society. - - - - - -
       - - - By unanimous designation from the present ones he acted as President of the Meeting Mr. Eugenio Lopez Barrios. She acted as Secretary of the same, Mrs. Elia Zulema Velazquez Valencia. - - - - - -
       - - - The President designated as scrutinizer Miss Maria Dolores Sanchez Cano Gascon, who after accepting the charge and reviewing the power of attorney of the representative of shareholder Jafra Cosmetics International, S.A. de C.V., and the Book of Registry of Shares that the society keeps in terms of what is foreseen by article 128 of the General Law of Mercantile Societies, she certified that it was duly represented in the Meeting the totality of the shares of the society at present in circulation, distributed in the following manner: - - - - - - - - - - SHAREHOLDER - - - - - - - - - - - SHARES SERIES - - - - - - - VOTES - - -
       - - - - - - - - - - - - - - - - - - - - - "A" - - - - - "B" - - - - - - -
       JAFRA COSMETICS - - - - - - - 9,999 - - - - - - - - - - - - - - 9,999 - -
       INTERNATIONAL, S.A. de C.V. - - - - - - - - - - - - - - - - - - - - - - -
       TAX REGISTRY JCI980227 DD6 - - - - - - - - - - - - - - - - - - - - - - -
       Represented by Mr. - - - - - - - - - - - - - - - - - - - - - - - - - - -
       Jose Ernesto Becerril Miro - - - - - - - - - - - - - - - - - - - - - - - Eugenio Lopez Barrios - - - - - - - - - 1 - - - - - - - - - - - - - 1 - -
       TAX REGISTRY LOBE 410608T92 - - - - - - - - - - - - - - - - - - - - - - -
       TOTAL - - - - - - - - - - - - - - - - - 10,000 - - - - - - - - 10,000 -
       - - - It is annexed to the file of the act of this General Extraordinary Shareholders Meeting, under Letter A, the power of attorney with which the representative of Jafra Cosmetics International, S.A. de C.V., proved his representation. - - - - - - - - - - - - - - - - - - - - - - -
       - - - In virtue that it was represented in the Meeting the - - - - - - - totality of the shares issued by the society at present in circulation, the President declared the same legally installed, notwithstanding that the respective convocation was not published, based in articles 188 of the General Laws of Mercantile Societies and Twenty-Second of the social bylaws of the Society. - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - The Meeting, by unanimity of votes, approved the above statement and proceeded to review the matters contained in the following: - - - - -
       - - - - - - - - - - - - - - - A G E N D A - - - - - - - - - - - - - - -
       I. Proposal of change of denomination and Reform of Article First of the social bylaws. - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
       II. Designation of delegates to formalize the resolutions adopted by the Meeting. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - POINT ONE.- Regarding the first point of the Agenda, Mr. Eugenio Lopez Barrios, in his quality of President of the Board of Directors of the Society, verbally declared to this General Extraordinary Shareholders Meeting the convenience of modifying its denomination and consequently reform Article First of its social bylaws effective the 1st. of March 2001, in order that this Society adopts the denomination SERVIDAY, the above being subject to the permit that the Ministry of Foreign Affairs grants. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - He indicated that the proposed reform was stated in the text of the new social bylaws, previously distributed among the shareholders for their analysis. - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - The shareholders, by unanimity of votes, after exchanging opinions on what was declared by the President and after carefully analyzing it, adopted the following: - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - - - - - - - - - - - RESOLUTIONS - - - - - - - - - - - - - - - - - -

       - - - "1. It is approved the change of denomination of the Society Qualifax to SERVIDAY, effective the 1st. of March 2001, same which will be subject to the permit granted by the Ministry of Foreign Affairs.". -
       - - - "2. It is approved the reform to Article First of the social bylaws effective the 1st. of March 2001, whenever the Ministry of Foreign Affairs emits the permit authorizing the proposed denomination so that in the future it is written in the following terms: - - - - - - - - - - - -
       - - - - - - - - - - - CHAPTER 1 (like this) - - - - - - - - - - - - - -
       ARTICLE FIRST.- The denomination of the Society is "SERVIDAY", denomination that will always be followed by the words "SOCIEDAD ANONIMA DE CAPITAL VARIABLE" or of its abbreviation "S.A. DE C.V.". - - - - - - -
       - - - POINT TWO. Reviewing the second point of the Agenda, the President declared the need of designating the person or persons that, in representation of the society, will have to present themselves jointly or separately, - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
       indistinctly, before the Notary Public of their choice to i) officially register and inscribe the testimony in the Public Registry of Property and Commerce the complete act that this Meeting raises, and ii) adopt any measure or action that it requires in order that the resolutions adopted by this Meeting are fully enforced and all its effects take place including in an enunciation but no limitation way, the acquisition of the corresponding permit before the Ministry of Foreign Affairs in the terms of the applicable legislation, proposing that they are designated for such purpose Messrs. Eugenio Lopez Barrios, Elia Zulema Velazquez Valencia, Jose Ernesto Becerril Miro and Mariano Gama Pizarro. - - - - -
       - - - The shareholders by unanimity of votes, after - - - - - - - - - - exchanging opinions on what was declared by the President of the Meeting, adopted the following: - - - - - - - - - - - - - - - - - - - - - - - - -

       - - - - - - - - - - - - - - - RESOLUTION - - - - - - - - - - - - - - - -

       "They are designated as delegates of the Society Messrs. Eugenio Lopez Barrios, Elia Zulema Velazquez Valencia, Jose Ernesto Becerril Miro
       and Mariano Gama Pizarro so that, jointly or separately, indistinctly, any of them present himself before the Notary Public of his choice to officially register the complete act that this Meeting raises, as well as to deliver all the documents that might be necessary or convenient to fulfill and formalize the resolutions adopted by this Meeting, to effect whatever acts are required so that such resolutions are fully enforced and all its effects take place including in an enunciation but not limitation way, the obtainment of the corresponding permit before the Ministry of Foreign Affairs in the terms of the applicable legislation and proceed themselves or he who they might designate to its inscription in the Public Registry of Property and Commerce in case they deem it convenient.". - - - - - - - - - - - - - - - - - - - - - - -
       - - - Afterwards Mrs. Elia Zulema Velazquez Valencia, (this way)
       in her character of Secretary of the Meeting, evidenced that during the development of the same and at the moment of taking each and all of the resolutions contained in this act, were duly represented and participated the totality of the shares in which the capital stock of QUALIFAX, S.A. de C.V. is divided, at present in circulation. - - - - - - - - - - -
       - - - Afterwards the Meeting was adjourned for the necessary time for the writing of this act, same which was read, approved and signed by all the
       - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
       ones who attended the meeting. - - - - - - - - - - - - - - - - - - - - -
       - - - The Meeting was ended at the 8:45 hours of the 28 of February year two-thousand one. - - - - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - "Rubric.- Mr. Eugenio Lopez Barrios.- by his own right.- President.
       - Rubric.- Mrs. Elia Zulema Velazquez Valencia.- Secretary.- Rubric. - - Mr. Jose Ernesto Becerril Miro in representation of Jafra Cosmetics, S.A. de C.V.- Rubric.- Mr. Lazaro Forzan Rovirosa.- Treasurer.- Rubric.-
       Miss Maria Dolores Sanchez Cano Gascon.- Scrutinizer.- Rubric.-
       Mr. Ernesto Valenzuela Espinoza.- Commissary.". - - - - - - - - - - - -
       - - - FOURTH.- The one who presents himself before be exhibits to me the permit number "09012439", file number "9009065812", folio "7405", issued by the Ministry of Foreign Affairs the fifth of March year two-thousand one, in which it was authorized the change of denomination of the society, from "QUALIFAX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, for "SERVIDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, reforming for such purpose article first of its social bylaws. Said permit, I, the Notary, add to the appendix of this deed with letter "A". - - - - - - - - - - -
       - - - FIFTH.- Mr. JOSE ERNESTO BECERRIL MIRO, declared that the text and signatures that are present in said book of Meetings, are authentic. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - Being the above declared, the one who presents himself before me grants the following: - - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - - - - - - - - - - - - - C L A U S E S - - - - - - - - - - - - - - -
       - - - FIRST.- It is officially registered for all the corresponding legal effects, the Act of the General Extraordinary Shareholders Meeting of "QUALIFAX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, effected the twenty-eight of February - - - - - - - - - - - - - - - - - - - - - - - -
       year two-thousand one, transcribed in point third of the background of this instrument, same which is here taken as reproduced as if it was literally inserted. - - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - SECOND.- It is formalized the resolution for which it is approved the change of denomination of the Society "QUALIFAX", SOCIEDAD ANONIMA
       DE CAPITAL VARIABLE to "SERVIDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, effective the first of March two-thousand one. - - - - - - - - - - - - -
       - - - In virtue of the above mentioned article first will be written in the following way. - - - - - - - - - - - - - - - - - - - - - - - - - - -
       "ARTICLE FIRST.- The denomination of the Society is "SERVIDAY", denomination that will always be followed by the words "SOCIEDAD ANONIMA DE CAPITAL VARIABLE", or of its abbreviation "S.A. DE C.V.". - - - - - -
       - - - I THE NOTARY CERTIFY: - - - - - - - - - - - - - - - - - - - - - - -
       - - - I. That I personally know the one who presents before me, and I consider him legally capable for the celebration of this act. - - - - -
       - - - II.- That Mr. JOSE ERNESTO BECERRIL MIRO, declares that his represented is legally capable for the celebration of this act and proves the personality he exhibits, which has not been revoked to him, nor in any way modified, with the document that has been transcribed in point five of the background of this instrument. - - - - - - - - - - - -
       - - - III.- That Mr. JOSE ERNESTO BECERRIL MIRO, in his character of Special Delegate, in this act exhibits to me taxpayer's identification document, of the persons that are mentioned as follows, copies of which I add to the appendix of this instrument with letter "B"; in said cards they are included the codes of the Federal Registry of Tax Payers that agree faithfully and exactly with the Taxpayer's - - - - - - - - - - - -

       Identification Documents of Messrs.: - - - - - - - - - - - - - - - - - -
       - - - Mr. EUGENIO JOSE LOPEZ BARRIOS, with taxpayer's identification document folio's number "A 0144533", federal taxpayer registry
       "LOBE 410608T92"; and, - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, with taxpayer's identification document folio's number
       "F 1313647", federal taxpayer registry "JCI980227-DD6". - - - - - - - - -
       - - - IV.- That by his general data and warned about the penalties in which they incur those who declare falsely, the one who presented before me declared to be: - - - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - Mexican by birth, native from Mexico City, Federal District, place where he was born on the seven of May nineteen sixty-seven, married, Lawyer, with address in Boulevard Adolfo Lopez Mateos number five-hundred fifteen, in Colonia Tlacopac, Delegacion Alvaro Obregon, Fiscal Code zero one-thousand forty, in this City of Mexico, Federal District. - - - - - -
       - - - V.- That I had at my sight the documents mentioned in this deed.
       - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - VI.- That having been read and explained this deed to the one who presented before me and declaring to him in this same act the right that he has to read it by himself, he declared his agreement with it and signed it the sixteen of March year two thousand one, same moment in which I authorize it.- I witness. - - - - - - - - - - - - - - - - - -
       - - - SIGNATURES OF MESSRS.: JOSE ERNESTO BECERRIL MIRO. RUBRIC.-
       ARMANDO GALVEZ PEREZ ARAGON.- RUBRIC.- THE SEAL OF AUTHORIZATION. - - - -
       - - - - - - - - - - - - - COMPLEMENTARY NOTES - - - - - - - - - - - - -
       - - - FIRST NOTE.- With this date I had at my sight the application for Inscription in the Federal Taxpayers - - - - - - - - - - - - - - - - - -

       Registry, presented to the Local Administration of the Center of the Federal District, and received in said office the twenty of March year two thousand one, which copy I add to the appendix of this deed with letter "C".- I witness.- Mexico, twenty of March year two thousand one.- ARMANDO GALVEZ.- RUBRIC.- - - - - - - - - - - - - - - - - - - - - - - - -
       - - - SECOND NOTE.- With letter "D", I add to the appendix of this deed the notification ordered by the Law of Foreign Investment and its Regulation, related to the permit for the Constitution of Societies, granted by the Ministry of Foreign Affairs.- I witness.- Mexico, Federal District, twenty-two of March year two-thousand one.- ARMANDO GALVEZ. RUBRIC.- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - To fulfill what is foreseen in article two thousand five hundred fifty-four of the Civil Code in force in the Federal District, it is transcribed as follows: - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - "ARTICLE 2554.- In all the general powers for litigation and collections, it will be enough to mention that it is granted with all the general powers and the special ones that require special clause according to the Law, so that they are understood to be conferred without limitations. - - - - - - - - - - - - - - - - - - - - - - - - - -
       - - - In the general powers to manage goods, it will be enough to mention that they are given with this character so that the attorney has all type of administrative powers. - - - - - - - - - - - - - - - - - - -
       - - - In all the general powers, to exercise acts of dominion, it will be enough that they are given with this character so that the attorney has all type of powers of owner, regarding the goods, as well as to make all type of procedures in order to defend them. - - - - - - - - - - - -
       - - - When they are liked to be limited, in the three cases mentioned before, the powers of the attorneys, the limitations - - - - - - - - - - will be consigned or the powers will be special. - - - - - - - - - - - -
       - - - Notaries will insert this article in the testimonies of the powers they grant". - - - - - - - - - - -- - - - - - - - - - - - - - - -
       - - - THIS IS SECOND TESTIMONY, SECOND IN ITS ORDER, THAT I ISSUE FOR "SERVIDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE.- AS EVIDENCE.- IT CONTAINS TWELVE PAGES AND PROTECTED BY KINEGRAMS. MEXICO, FEDERAL DISTRICT, TWENTY-TWO OF MARCH YEAR TWO THOUSAND ONE.- I WITNESS. - - - -

       OMAR/FELIPLE/rgg**

                                                                      (seal)

                           (rubric)                  (seal)













MA. LUISA RAMIREZ SALAS
PERITO TRADUCTOR AUTORIZADO
POR EL TRIBUNAL SUPERIOR DE
JUSTICIA DEL DISTRITO FEDERAL
BOLETIN No. 26 DEL 07-FEB-97.